Exhibit 10.24

PURCHASE AND SALE AGREEMENT

by and between

405 MATEO REAL ESTATE, LLC, a Delaware limited liability company as Seller

and

JOE’S JEANS, INC., a Delaware corporation

as Buyer

Dated as of

January 11, 2010

ARTICLE 10 Brokerage Commissions		12
10.1	Representations and Indemnity

ARTICLE 11 Default, Termination and Remedies		13
11.1	Seller Default	13
11.2	BUYER DEFAULT	14

ARTICLE 12 Miscellaneous		14
12.1	Assignment	14
12.2	Notices	14
12.3	Interpretation	15
12.4	Captions	16
12.5	No Third-Party Beneficiaries	16
12.6	Amendments	16
12.7	Integration	16
12.8	Choice of Law	16
12.9	Counterparts	16
12.10	Business Day	16
12.11	Time of the Essence	16
12.12	Use of Proceeds to Clear Title	16
12.13	Submission not an Offer or Option	16
12.14	Attorney’s Fees	16

ARTICLE 13 Escrow Provisions		17
13.1	Escrow Deposits	17
13.2	Designee	18
13.3	Survival	18

EXHIBIT A	Description of the Real Property
EXHIBIT B	Description of Leases and Material Agreements
EXHIBIT C	Description of Intangible Property
EXHIBIT D	Title Commitment
EXHIBIT E	Form of Deed
EXHIBIT F	Form of Bill of Sale and General Assignment
EXHIBIT G	Form of Seller Certification
EXHIBIT H	Form of Title Affidavit
EXHIBIT I	Form of Buyer Certification
EXHIBIT J	Form of FIRPTA Affidavit
EXHIBIT K	List of Apparatus, Equipment, Appliances & Inventory
EXHIBIT L	List of Personal Property
EXHIBIT M	List of Intangible Property
EXHIBIT N	Escrow Agent Wire Instructions
EXHIBIT O	List of Tax Proceedings, Protests and Assessments

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is entered into as of the 11th day of January, 2010 by and between 405 MATEO REAL ESTATE, LLC, a Delaware limited liability company (“Seller”) having an address of c/o The Kor Group, 1212 S. Flower Street, Suite 100, Los Angeles, CA 90015 and JOE’S JEANS, INC., a Delaware corporation (“Buyer”) having an address of 5901 S. Eastern Avenue, Commerce, CA 90040.

RECITALS

Seller is the owner of the Property (as defined in Section 2.1).  Seller desires to sell the Property to Buyer, and Buyer desires to buy the Property from Seller, all on and subject to the terms and conditions hereinafter set forth.

ARTICLE 1

Purchase and Sale Agreement

1.1                                 Agreement to Purchase and Sell.  In consideration of the mutual undertakings and covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller agrees to sell the Property to Buyer, and Buyer agrees to buy the Property from Seller, on and subject to the terms and conditions contained in this Agreement.

ARTICLE 2

The Property

2.1                                 Description of the Property.  The “Property” consists of the following:

(a)                                  The land located in Los Angeles, Los Angeles County, California more particularly described in Exhibit A attached hereto (the “Land”);

(b)                                 all rights, privileges and easements appurtenant to the Land owned by Seller, including, without limitation, all minerals, oil, gas, and other hydrocarbon substances on and under the Land, as well as all zoning and development rights, air rights, water, water rights and water stock relating to the Land, any rights to any land lying in the bed of any existing dedicated street, road or alley adjoining the Land and to all strips and gores adjoining the Land, and any other easements, rights-of-way, or appurtenances used in connection with the beneficial use and enjoyment of the Land (collectively referred to as the “Appurtenances”);

(c)                                  all improvements and fixtures located on the Land, if any, together with all plans, specifications, reports, engineering, seismic or environmental studies, drawings, specifications, plans and prints, in Seller’s possession or control, related to the construction, alteration and modification thereof (collectively, the “Improvements”);

(d)                                 all of Seller’s right, title and interest in and to all apparatus, equipment, appliances and inventory used in connection with the operation or occupancy of the Improvements, if any, as more particularly described and set forth on Exhibit K attached hereto and made a part hereof (which, together with the Land, Appurtenances and Improvements, is collectively referred to as the “Real Property”);

(e)                                  all tangible personal property owned by Seller that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property including, without limitation, all books, records and files of Seller relating to the Real Property, as more particularly set forth on Exhibit L attached hereto and made part hereof (collectively, the “Personal Property”);

(f)                                    all of Seller’s right, title and interest in and to all leases, licenses, occupancy or related agreements or tenancies together with any amendments and/or modifications thereto affecting the Property as more particularly set forth on Exhibit B attached hereto and made a part hereof (collectively, the “Leases”); and

(g)                                 Seller’s interest in and to any contracts, licenses, warranties, permits certificates of occupancy, entitlements and other written authorizations and approvals necessary for the use, operation, maintenance or ownership of the Real Property, if and only to the extent the same may be assigned or quitclaimed by Seller without any expense to Seller and only to the extent that the same are in effect as of the Closing Date, as more particularly set forth on Exhibit M attached hereto and made a part hereof (the “Intangible Property”).

ARTICLE 3

Purchase Price; Deposit; Adjustments

3.1                                 Purchase Price.  On the Closing Date, the Buyer agrees to pay Six Million Seven Hundred Fifty Thousand and No/100 Dollars ($6,750,000.00) (the “Purchase Price”), subject to adjustment and as otherwise provided herein.

3.2                                 Deposit.

(a)                                  Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Deposit”) shall be delivered by Buyer to Chicago Title Insurance Company (the “Escrow Agent”) concurrently with Seller’s execution of this Agreement in the form of a wire transfer made payable to the order of Escrow Agent, pursuant to the wire instructions set forth on Exhibit N, attached hereto.  From and after the expiration of the Feasibility Period, the Deposit shall be nonrefundable except as expressly set forth herein.  On the Closing (as hereinafter defined), the Deposit, and, at Buyer’s sole option, any interest earned thereon, shall be applied toward the payment of the Purchase Price.

3.3                                 Balance of Purchase Price.  On or before the Closing Date (as hereinafter defined) Buyer will deposit with the Escrow Agent the balance of the Purchase Price (i.e., the Purchase Price less the Deposit, subject to the adjustments provided for herein) by wire transfer of immediately available federal funds (the “Cash Balance”).  On the Closing Date, subject to the terms and conditions specified herein, Buyer shall direct the Escrow Agent to apply the Cash Balance to the Purchase Price by transferring such amounts to Seller.

3.4                                 Prorations of Taxes.  All real and personal property taxes attributable to the then current fiscal tax year for the Property in which the Closing occurs shall be prorated and adjusted as of the Closing Date as an adjustment at the Closing (regardless of whether such taxes and special assessments are then due and payable or delinquent).  If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year will be used for the purposes of prorating taxes on the Closing Date, with a further adjustment to be made after the Closing Date as soon as such tax figures are finalized.  All special assessments that may be amortized over a number of years will be prorated as of the Closing Date, with Seller responsible only for the period ending on the day prior to the Closing Date.  Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs will be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs will be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all reasonable and out of pocket fees, costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller will retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer will retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date.  Seller represents that all tax proceedings, protests and assessments relating to the Property are set forth on Exhibit O attached hereto and made a part hereof.  Seller will not settle any tax protests or proceedings listed on, nor will Seller institute any new tax protests or proceeds not listed on, Exhibit O in either event without the consent of Buyer, which consent shall be in Buyer’s sole and absolute discretion to the extent that same would adversely affect the taxes on the Property for any period after the Closing.  Subject to the immediately preceding sentence and to the extent reflected on the attached Exhibit O, Buyer will reasonably cooperate with Seller and Seller shall remain responsible for and control any tax protests or proceedings for any period for which taxes are adjusted between the parties under this Agreement.  Buyer and Seller will cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other.

3.5                                 Utilities/Leases.  Seller will cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Closing Date.  Seller will pay all charges for such utility charges that have accrued on or prior to the Closing Date.  If the utility companies are unable or refuse to read the meters on the Closing Date, all charges for such utility charges to the extent unpaid will be prorated and adjusted as of the Closing Date based on the most recent bills.  Seller shall provide notice to Buyer five (5) days prior to the Closing Date setting forth (i) that utility meters will be read as of the Closing Date or (ii) that utility meters will not be read on the Closing Date along with a copy of the most recent bill for any utility charges that are to be prorated and adjusted as of the Closing Date.  All collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-throughs or other sums and charges payable by tenants under any lease), income and expenses from any portion of the Property shall be prorated as of the Closing Date (prorated for any partial month).  Buyer shall receive all collected rent and income attributable to dates from and after the Closing Date.  Seller shall receive all collected rent and income attributable to dates prior to the Closing Date.

3.6                                 Estimates.  If, on the Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then those adjustments will be made on the basis of good faith estimates of Seller and Buyer using currently available information, and final adjustments shall be made within one (1) year after the Closing Date or sooner to the extent precise figures are determined or become available.

3.7                                 Adjustment Payments.  The net amount of all adjustments to be made under this Article 3 will be paid on the Closing Date in immediately available funds.  All post-closing adjustments will be made in immediately available funds.

3.8                                 Calculation of Prorations.  All apportionments and prorations made hereunder shall be made based on the number of days of ownership of the Property in the period applicable to the apportionment, with Buyer entitled to income and responsible for expenses for the Closing Date and thereafter.  Prorations of annual payments will be made based on the number of days of ownership in the applicable annual period.

3.9                                 Seller’s Closing Costs.  At the Closing, Seller shall pay and be responsible for the amount due for (i) deed stamps, conveyance tax, county documentary tax or any other tax or charge substituted therefor imposed in connection with the consummation of the transaction contemplated hereby; (ii) fifty percent (50%) of any municipal documentary transfer tax or any other tax or charge substituted therefor imposed in connection with the consummation of the transaction contemplated hereby; (iii) recording charges for the deed and any instrument that releases or discharges any lien as required by Article 6; (iv) the premium for the CLTA portion of the Owner’s policy of title insurance, if any, issued to Buyer at Closing pursuant to the Title Commitment; (v) the cost of any title insurance endorsements issued to cure any Title Objection (defined below) that Seller has elected to cure; (vi) fifty percent (50%) of any fees charged by Escrow Agent; and (vii) Seller’s counsel’s fees and expenses.

3.10                           Buyer’s Closing Costs.  At the Closing, Buyer shall pay and be responsible for (i) recording charges (other than as listed in Section 3.9); (ii) fifty percent (50%) of any municipal documentary transfer tax or any other tax or charge substituted therefor imposed in connection with the consummation of the transaction contemplated hereby; (iii) charges necessary to obtain an update of the existing Survey, as applicable; (iv) charges necessary to update the Survey and obtain the title insurance policy and all endorsements thereto described in Section 6.1 in excess of the premium for the CLTA portion of the Owner’s policy of title insurance; (v) fifty percent (50%) of any fees charged by Escrow Agent; and (vi) Buyer’s counsel’s fees and expenses.

3.11                           Survival.  The provisions of Article 3 will survive the Closing.

ARTICLE 4

Representations, Warranties, Covenants and Agreements

4.1                                 Seller’s Representations and Warranties.  Seller makes the representations and warranties to Buyer that are set forth below, as of the date of this Agreement and as of the Closing Date.  Buyer acknowledges (i) that Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Property, and (ii) that, other than as specifically set forth below in this Section 4.1, Seller is not making and has not at any time made any representation or warranty of any kind or nature, either oral or written, directly or indirectly, expressed, implied, statutory or otherwise, with respect to the Property, including, without limitation, representations or warranties as to habitability, merchantability, fitness for a particular purpose, title (other than Seller’s limited warranty of title set forth in the Deed), zoning, tax consequences, latent or patent physical or environmental condition, health or safety matters, utilities, operating history or projections, valuation, projections, the applicability of any laws, rules or regulations or compliance therewith.  Based upon Buyer’s familiarity with the Property, Buyer’s due diligence relating the Property and Buyer’s experience and knowledge as to the market in which the Property is situated and as to investment in and operation of real estate in the nature of the Property and commercial real estate in general, Buyer shall purchase the Property on the Closing Date in its “AS IS, WHERE IS AND WITH ALL FAULTS” condition, without any representation or warranty whatsoever, as aforesaid, except as set forth in this Section 4.1, and Buyer fully assumes the risk that adverse latent or patent physical, structural, environmental, economic or legal conditions may not have been revealed by Buyer’s investigations.  Seller and Buyer acknowledge that the Purchase Price to be paid to Seller for the Property has taken into account that the Property is being sold subject to the foregoing provisions of this Section 4.1.

(a)                                  Seller is the owner of the Property and Seller has the right, power and authority to enter into and perform the terms and provisions of this Agreement.  This Agreement has been duly authorized, executed and delivered by Seller and all consents required under Seller’s organizational documents or by law have been obtained.  All documents that are to be executed by Seller and delivered to Buyer on the Closing Date have been, or on the Closing Date will be, duly executed, authorized and delivered by Seller.  This Agreement and all such documents are, and on the Closing Date will be, legal, valid and binding obligations of Seller, enforceable in accordance with their terms.  The entering into and performance by Seller of the transactions contemplated by this Agreement will not violate or breach any agreement, covenant or obligations binding on Seller.

(b)                                 Except as specified on Schedule 1 attached hereto, there are no actions, suits or proceedings (including arbitration proceedings) with respect to which Seller has received service of process that could have any adverse effect on any portion of the Property, Seller’s interest therein, or Seller’s ability to perform its obligations hereunder, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

(c)                                  Seller has not received any written notice of a condemnation action or threatened condemnation against the Property.

(d)                                 There are no Leases or parties in possession of all or any portion of the Property, except as set forth in Exhibit B, attached hereto and made part hereof.

(e)                                  Seller has not received any written notice alleging a violation of Environmental Laws with respect to the Property.  As used herein, “Environmental Laws”) shall mean all federal state and local laws, statues, rules, codes, ordinances, regulations, orders, judgments, decrees, binding and enforceable guidelines, policies or common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment in each case, to the extent binding, relating to the environment, the protection of health or Hazardous Materials (as defined below), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 USC §9601 et seq.; the Resource Conservation and Recovery Act, 42 USC §6901 et seq.; the Federal Water Pollution Control Act, 33 USC §1251 et seq.; the Toxic Substances Control Act, 15 USC §2601 et seq.; the Clean Air Act, 42 USC §7401 et seq.; the Safe Drinking Water act, 42 USC §3803 et seq.; the Oil Pollution Act of 1990, 33 USC §2701 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 USC §11001 et seq.; the Hazardous Material Transportation Act, 49 USC §1801 et seq.; and the Occupational Safety and Health Act, 29 USC §651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state, local or foreign counterparts or equivalents, in each case as amended from time to time.  Seller hereby assigns to Buyer as of the Closing Date all claims, counterclaims, defenses or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Materials in, at, on, under or about the Property. For purposes hereof, “Hazardous Material(s)” means and includes any pollutant, contaminant, waste, material, compound or substance or substance (whether in the form of liquids, solids or gases, and whether or not airborne) regulated by any federal, state, local or Environmental Laws.

(f)                                    There are no other material contracts or agreements related to the use, ownership or operation of the Property, except as set forth in Exhibit B and Exhibit M, attached hereto and made part hereof.

(g)                                 Seller is not a foreign corporation, foreign partnership or foreign estate (as such terms are defined in Section 1445 of the Internal Revenue Code).

(h)                                 Seller has delivered or made available to Buyer all Environmental Reports in Seller’s possession or control.

(i)                                     There are no mechanic’s or materialman’s liens or similar claims or liens now asserted against the Property for work performed or commenced prior to the date hereof other than as described in the Title Commitment

(j)                                     Seller is not bankrupt or insolvent under any applicable Federal or state standard, and Seller has not filed for protection or relief under any applicable bankruptcy or creditor protection statute and has not been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute.

(k)                                  If Seller is notified of any legal proceedings instituted against the Property prior to Closing, Seller represents and covenants that Seller shall, as soon as reasonably practicable, give notice thereof to Buyer.

The representations and warranties contained herein may be relied upon by the party receiving the same and shall survive the Closing Date for a period of nine (9) months from and after the Closing Date (the “Survival Period”).  If a written claim is made within the Survival Period, the Survival Period shall toll with respect to such claim while such claim is outstanding.  Buyer shall not make any claim on account of a breach of representations or warranties unless and until the aggregate measure of such claims exceeds $25,000.  In no event shall the liability for Seller to Buyer for any breaches of any representations or warranties set forth in this Section 4.1 exceed $250,000, in the aggregate.

4.2                                 Seller’s Covenants.  Seller hereby covenants and agrees with Buyer that:

(a)                                  At all times from the execution of this Agreement to the earlier of the termination of this Agreement and the Closing Date, it shall maintain such casualty insurance on the Improvements as is presently insured, as more particularly set forth on Exhibit P attached hereto and made a part hereof.

(b)                                 From and after the Feasibility Termination Date (defined below) (provided this Agreement has not otherwise terminated as provided herein) through the earlier of the termination of this Agreement and the Closing Date, Seller shall not enter into any new contracts or agreements (including, without limitation, any leases, licenses or occupancy agreements) or place, or permit to be placed, any encumbrance on the Property, if such contract or encumbrance would survive the Closing, without the prior written consent of Buyer, which may be granted or withheld in Buyer’s sole discretion.

4.3                                 Buyer’s Representations and Warranties.  Buyer hereby represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date, that this Agreement has been duly authorized, executed and delivered by Buyer and all consents required under Buyer’s organizational documents or by law have been obtained.  All documents that are to be executed by Buyer and delivered to Buyer on the Closing Date have been, or on the Closing Date will be, duly executed, authorized and delivered by Buyer.  This Agreement and all such documents are, and on the Closing Date will be, legal, valid and binding obligations of Buyer, enforceable in accordance with their terms and do not, and at the time of the Closing Date will not, violate any provisions of any agreement or judicial or administrative order to which Buyer is a party or to which Buyer is subject.

ARTICLE 5

Access and Inspection

5.1                                 Feasibility Period.

(a)                                  Within three (3) business days following the full execution and delivery of this Agreement into Escrow, Seller shall deliver or cause to be delivered, at Seller’s sole cost and expense, to Buyer any reasonable due diligence materials in Seller’s possession or control (collectively, “Due Diligence Materials”) including:

1.   Copies of all Leases and tenancy agreements and all amendments thereto,  assignments and subleases thereof, memorandums of lease, tenant estoppels (given within the past two (2) years), lease guaranties and all relevant correspondence with tenants, and a current rent roll listing all tenants and the material terms of their respective leases (“Rent Roll”);

2.       Copies of any and all service, vendor, management, maintenance, repair, and employment contracts; and other written agreements which affect the Property or its operation as set forth in Exhibit M, attached hereto;

3.       Copies of any and all building plans, specifications, soils, environmental and other reports, surveys, and studies of the Property (“Environmental Reports”);

4.       The title commitment issued by Chicago Title Insurance Company (the “Title Company”) that is attached hereto as Exhibit D (the “Title Commitment”) as well as the ALTA/ACSM Land Title Survey of the Property (the “Survey”); and

5.       Copies of property tax bills for the last twenty four (24) months, relating to the Property.

In addition, Seller shall promptly deliver to Buyer such other information relating to the Property that is specifically and reasonably requested by Buyer of Seller in writing during the Feasibility Period to the extent such information either is in the possession or control of Seller, or any affiliate of Seller (collectively, “Other Documents”).  If Buyer terminates this Agreement for any reason, then within three (3) business days thereafter Buyer shall return to Seller all Due Diligence Materials and Other Documents and, at Seller’s written request, shall deliver to Seller copies of any final reports prepared by Buyer’s consultants (other than confidential attorney-client or attorney work product privileged documents and any design or construction drawings, plans, reports, or cost estimates relating to any potential new construction on or development of the Property) relating in any way to the Property without any representation or warranty with respect thereto.

(b)                                 As used in this Agreement, the term “Feasibility Period” shall refer to a period of time beginning as of the date of this Agreement and ending at 5:00 p.m., California time, on the first business day that is forty five (45) days after the date of this Agreement (“Feasibility Termination Date”).  Buyer may elect, by written notice to Seller at any time prior to the Feasibility Termination Date, to terminate this Agreement for any reason or no reason, which election shall, in any event, be in Buyer’s sole and absolute discretion.  If Buyer does not send written notice of its desire to terminate on or before the Feasibility Termination Date, Buyer shall be deemed to have elected to proceed with the Closing subject only to the remaining conditions expressly set forth in this Agreement.  Upon any termination of this Agreement pursuant to this Section 5.1(b), Buyer shall be entitled to a refund of the Deposit, together with interest thereon (if any), and neither party shall have any further obligations to the other hereunder (except under provisions of this Agreement which specifically state that they survive termination).

5.2                                 Access for Investigations.  Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Property during normal business hours (i.e., 9:00 am — 5:00 pm Los Angeles time) subject to the terms of this Section 5.2; provided, however, that Seller shall afford Buyer, upon reasonable notice, with reasonable access to the Property after normal business hours (including on weekends) for certain inspections requiring same, including without limitation air quality and asbestos testing.  All investigations of the Property made by or on behalf of Buyer will be at Buyer’s sole cost and expense and will be performed without causing any damage to the Property or any unreasonable interruption in the operations of the Property.  Buyer shall not cause any adverse impact to the Property and will restore the Property in a timely manner at Buyer’s sole cost to the condition that existed immediately prior to the Property investigations.  All investigations of the Property or any materials regarding the ownership, management, leasing, use or operation of the Property by Buyer or its agents or representatives prior to or from and after the date hereof are collectively called the “Property Investigations.”  Seller shall have the right to have one or more of its agents or representatives accompany Buyer and Buyer’s agents at all times while Buyer or Buyer’s agents are on the Property for purposes of conducting Property Investigations.  Prior to any entry upon the Property, Buyer shall provide Seller with sufficient evidence to show that Buyer and Buyer’s agents, who are to enter upon the Property, are adequately covered by policies of insurance issued by a carrier reasonably acceptable to Seller insuring Buyer and Seller against any and all liability arising out of Buyer’s or Buyer’s agents’ entry upon and Property Investigation of the Property, including without limitation any loss or damage to the Property, with coverage as set forth in Section 5.4.  Without first obtaining Seller’s prior written consent, Buyer shall only conduct a visual inspection, with no right to conduct any physical testing, boring, sampling or removal (collectively “Physical Testing”) of any portion of the Property.  If Buyer wishes to conduct any Physical Testing of the Property, Buyer shall submit a work plan to Seller for Seller’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed, which work plan Seller may modify, limit or disapprove in its reasonable discretion.  Buyer will promptly provide Seller with a copy of any report, draft report or evaluation (“Reports”) that indicates the presence of hazardous substances on the Property or the violation of any applicable law, or any other Report prepared in connection with the Property Investigations.  Except as specifically provided below, Buyer agrees to keep confidential and not to disclose the results of any Property Investigations or the contents of any Reports.

5.3                                 Communications with Governmental Authorities.  If Buyer determines that Buyer is required by applicable law to notify a federal, state or local governmental agency or any other party with respect to the conditions at the Property as a result of any Property Investigation, Buyer shall promptly notify Seller and Seller shall make such disclosure as required by applicable law.

5.4                                 Indemnity and Insurance Requirements.  Buyer assumes all risk associated with the Property Investigations and agrees to indemnify, defend and hold Seller, Seller’s employees, consultants and contractors harmless against any claim or demand on account of any loss, damage or injury to any person or property solely by reason of any act or omission by Buyer or Buyer’s consultants or employees in connection with the Property Investigations.  Buyer agrees at all times during the entries onto the Property that either Buyer or its contractors will carry comprehensive general liability insurance on an occurrence basis (including contractual liability, contractor’s protective liability, personal injury and property damage coverage) in a combined single limit of at least $1,000,000, with a deductible of no more than $50,000, employer’s liability in the amount of $500,000 (each accident) and the statutory limit with respect to workers compensation.  The provisions of this Section 5.4 shall survive the Closing or any termination of this Agreement.

ARTICLE 6

Title and Survey

6.1                                 Title and Survey Review.  Buyer shall promptly review the Title Commitment and the Survey.  Other than matters objected to in writing by Buyer prior to the expiration of the Feasibility Period, all matters (a) disclosed on the Title Commitment and/or Survey, (b) first appearing in the land records of Los Angeles County with respect to the Property prior to the effective date of the Title Commitment, and (c) any and all matters created by or through Buyer, shall be referred to herein collectively as the “Permitted Exceptions.”

6.2                                 Title Objections and Monetary Liens.  If (i) Buyer objects in writing prior to the expiration of the Feasibility Period, or (ii) Buyer becomes aware, prior to the expiration Feasibility Period, of a matter affecting title to the Property that (a) came into existence after the date of this Agreement, (b) is not disclosed on the Title Commitment or Survey and (c) has a material adverse effect on the value and/or use of the Property, Buyer shall have the right to notify Seller that Buyer objects to such matter disclosed in the Title Commitment and/or Survey (a “Title Objection”).  The Closing shall be extended for a period of up to thirty (30) days to permit Seller to cure any Title Objections that it elects to attempt to cure (the “Cure Period”), and except as expressly set forth in this Section 6.2, Seller shall have no obligation to cure any Title Objection.  Seller shall remove any encumbrances or exceptions to title that are created by, through or under Seller after the date of the Title Commitment and that are not consented to by Buyer under the terms hereof.  Notwithstanding the foregoing, with respect to monetary liens secured by a deed of trust or mechanic’s liens resulting from works of improvement authorized by Seller that may be satisfied by payment of an ascertainable amount (“Monetary Liens”), Seller shall remove or cure by payment of funds from Closing.  If the Title Objections are not cured prior to Closing, Buyer will have the option as its sole and exclusive remedies to either (i) terminate this Agreement and receive a refund of the Deposit, together with interest thereon pursuant to Section 5.1(b) or (ii) proceed to close without any reduction in the Purchase Price.  If Buyer elects the latter, any uncured Title Objections shall be deemed Permitted Exceptions.

6.3                                 Required State of Title.  At the Closing, Seller shall convey by grant deed to Buyer (or to Buyer’s nominee) good and clear record and marketable fee simple title to all of the Land and the Improvements free and clear of any and all tenancies and other occupancies, liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

(a)                                  The lien, if any, for real estate taxes not yet due and payable;

(b)                                 All matters of record and all matters that would be shown by a current survey and inspection of the Property; and

(c)                                  Provisions of existing building zoning laws.

6.4                                 Personal Property.  At the Closing, Seller shall convey the Personal Property to Buyer by bill of sale and general assignment substantially in the form attached hereto as Exhibit F.

ARTICLE 7

Conditions to Seller’s and Buyer’s Performance

7.1                                 Conditions to Seller’s Obligations.  The obligations of Seller to consummate the transaction contemplated by this Agreement are, in addition to the other terms and conditions of this Agreement, subject to the following (any one or more of which may be waived in whole or in part by Seller at its discretion):

(a)                                  The representations and warranties made by Buyer in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, and Buyer shall deliver a certificate to such effect at Closing;

(b)                                 Buyer having performed in all material respects all covenants and obligations required by this Agreement to be performed by Buyer on or prior to the Closing Date; and

(c)                                  Payment of the Purchase Price, as adjusted and prorated hereunder.

7.2                                 Conditions to Buyer’s Obligations.  The obligations of Buyer to consummate the transaction contemplated by this Agreement are, in addition to the other terms and conditions of this Agreement, subject to the following (any one or more of which may be waived in whole or in part by Buyer at its discretion):

(a)                                  The representations and warranties made by Seller in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, and Seller shall deliver a certificate to such effect at Closing

(b)                                 The issuance of an irrevocable commitment by the Title Company that the Title Company is ready, willing, and able to issue, upon payment of Title Company’s regularly scheduled premium, (A) an American Land Title Association (ALTA) extended owner’s policy of title insurance in the face amount of the Purchase Price which must have endorsements as required by Buyer, showing title to the Property vested in Buyer subject only to the Permitted Exceptions, the lien of real property taxes for the current fiscal year not yet due or payable, and the standard preprinted exceptions and stipulations of the Title Commitment and owner’s title insurance policy

(c)                                  The Leases shall have expired and all tenants thereunder shall have vacated the Property;

(d)                                 The Los Angeles County Fire Department shall have signed-off that the violation specified in Schedule 1 has been remediated; and

(e)                                  Seller having performed in all material respects all covenants and obligations in all material respects required by this Agreement to be performed by Seller on or prior to the Closing Date.

ARTICLE 8

Closing

8.1                                 Escrow Closing.  Except as otherwise expressly provided in this Agreement, the consummation of the transaction contemplated in this Agreement (the “Closing”) shall occur at 10:00 a.m. at the offices of Chicago Title Insurance Company, 700 S. Flower Street, Suite 800, Los Angeles, CA 90017 on the date that is thirty (30) days after the expiration of the Feasibility Termination Date (the “Closing Date”), unless further extended as provided herein below.  It is agreed that time is of the essence in this Agreement.

8.2                                 Seller’s Closing Deliveries.  On the Closing Date, Seller shall deliver or cause to be delivered at its expense each of the following items to Buyer:

(a)                                  A duly executed and acknowledged grant deed conveying the Real Property and the Improvements to Buyer with title as provided in Section 6.3, such deed to be in the form attached hereto as Exhibit E;

(b)                                 A duly executed and acknowledged bill of sale and general assignment conveying the Personal Property and the Intangible Property to Buyer in the form attached hereto as Exhibit F;

(c)                                  A duly executed and acknowledged certificate of non-foreign status from Seller in the form attached hereto as Exhibit G;

(d)                                 A Certificate from Seller in the form attached hereto as Exhibit H stating that all representations and warranties set forth in Section 4.1 remain true, accurate and complete in all material respects as of the Closing Date.

(e)                                  A duly executed and acknowledged affidavit to the Title Company in the form attached hereto as Exhibit I, together with a so-called “gap indemnity” in the form required by the Title Company;

(f)                                    Evidence reasonably satisfactory to the Title Company of Seller’s authority to convey the Property pursuant to this Agreement in form and substance satisfactory to the Title Company;

(g)                                 An irrevocable commitment by the Title Company that the Title Company is ready, willing, and able to issue, upon payment of Title Company’s regularly scheduled premium, (A) an American Land Title Association (ALTA) extended owner’s policy of title insurance in the face amount of the Purchase Price which must have endorsements as required by Buyer, showing title to the Property vested in Buyer subject only to the Permitted Exceptions, the lien of real property taxes for the current fiscal year not yet due or payable, and the standard preprinted exceptions and stipulations of the Title Commitment and owner’s title insurance policy;

(h)                                 A counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted;

(i)                                     Any and all transfer tax returns, declarations of value or other documents required under applicable law or necessary for recordation of the deed;

(j)                                     All books, records, plans, specifications, contracts, agreements and other instruments or documents to the extent requested by Buyer and in the possession of Seller related to the construction, operation and maintenance of the Property;

(k)                                  Such other instruments as the Title Company may reasonably request to effectuate the transaction contemplated by this Agreement; and

(l)                                     Keys, combinations and codes to all locks and/or security systems on the Property in Seller’s possession or control, if any.

8.3                                 Buyer’s Closing Deliveries.  On the Closing Date, Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

(a)                                  A duly executed bill of sale and general assignment in the form attached hereto as Exhibit F;

(b)                                 A counterpart original of the closing statement setting forth the Purchase Price and the closing adjustments;

(c)                                  Such other instruments as Seller may reasonably request to effectuate the transaction contemplated by this Agreement without additional liability or expense to Buyer;

(d)                                 Evidence reasonably satisfactory to the Title Company of Buyer’s authority to acquire the Property pursuant to this Agreement in form and substance satisfactory to the Title Company;

(e)                                  A Certificate from Buyer in the form attached hereto as Exhibit J stating that all representations and warranties set forth in Section 4.3 remain true, accurate and complete as of the Closing Date; and

(f)                                    Any and all transfer tax returns, declarations of value or other documents required under applicable law or necessary for recordation of the deed.

ARTICLE 9

Casualty and Condemnation

If the Improvements on the Property are destroyed or damaged, other than to a de minimis extent, or if condemnation proceedings are commenced against the Property between the date of this Agreement and the Closing, Buyer may terminate this Agreement.  If Buyer, however, elects to accept the Property, all proceeds of insurance or condemnation awards payable to Seller by reason of the destruction, damage, or condemnation shall be paid or assigned to Buyer.  In the event of damage to the Property costing less than One Hundred Thousand and No/100 Dollars ($100,000.00) to repair, Seller shall elect, in Seller’s sole and absolute discretion, to repair the damage prior to the Closing, or Buyer shall accept the Property in its then existing condition and receive a credit against the Purchase Price in an amount equal to the cost of repairing the damage, as reasonably determined by Seller. If Buyer elects to terminate this Agreement pursuant to this Section, Escrow Agent shall immediately return the Deposit, together with interest thereon, to Buyer and neither party shall have any further duties or responsibilities under this Agreement, except as specified in Section 5.4 herein.

ARTICLE 10

Brokerage Commissions

Seller and Buyer each mutually represent and warrant to the other that they have not dealt with, and are not obligated to pay, any fees or commissions to any broker in connection with the transaction contemplated by this Agreement other than Mike Smith of Lee & Associates and Aleks Trifunovic of The Klabin Company (the “Brokers”).  Seller is responsible for the compensation of the Brokers pursuant to a separate written agreement.  Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all liabilities, costs, damages and expenses (including reasonable attorneys’ fees) arising from any claims for brokerage or finder’s fees, commissions or other similar fees in connection with the transaction covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by Seller or on Seller’s behalf, including, but not limited to the Brokers.  Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against all liabilities, costs, damages and expenses (including reasonable attorneys’ fees) arising from any claims for brokerage or finders’ fees, commissions or other similar fees in connection with the transaction covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by Buyer or on Buyer’s behalf, exclusive of the Brokers.  The covenants and agreements contained in this Article 10 shall survive the termination of this Agreement or the Closing of the transaction contemplated hereunder.

ARTICLE 11

Default, Termination and Remedies

11.1                           Seller Default.  If Seller materially breaches or shall have failed in any material respect on the Closing Date to have performed any of the covenants and agreements contained in this Agreement that are to be performed by Seller on or before the Closing Date, any representation or warranty of Seller herein was untrue when made, or Seller shall have caused any representation or warranty to become untrue between the date of this Agreement and the Closing, then Buyer shall have the right to either (i) seek actual, monetary damages for Seller’s breach up to a maximum amount of $100,000 or (ii) take any and all legal actions necessary to compel Seller’s specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy), and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement, provided that any action to compel Seller’s specific performance must be properly commenced by Buyer no later than thirty (30) days following Seller’s breach.  If Buyer proceeds with the Closing with knowledge of any event described in the foregoing sentence, Buyer shall be deemed to have waived such event and shall have no rights or remedies against Seller with respect to such event following the Closing.  In no event shall Seller be liable to Buyer for any consequential or punitive damages based upon any breach of this Agreement, including, without limitation, breaches of representation or warranty.  Buyer further agrees that recourse for any liability of Seller under this Agreement or any document or instrument delivered simultaneously or in connection with or pursuant to this Agreement shall be limited, in addition to any other limitations set forth in this Agreement, (i) solely to the assets of Seller, including the Property, if Closing has not occurred, and (ii) following the Closing, to the extent of the Purchase Price allocated and distributed to Seller (as each may be further limited by this Agreement).  Subject to applicable principles of fraudulent conveyance and subject to Buyer’s ability to pursue and recover claims pursuant to Section 4.1, in no event shall Buyer seek satisfaction for any obligation from any partners, members, managers, shareholders, officers, directors, employees, agents, legal representatives, successors or assigns of any Seller, nor shall any of the foregoing have any personal liability for any such obligations of any Seller.    Seller acknowledges that Seller’s obligations with respect to the representations or warranties under Section 4.1 of this Agreement, which expressly survive the Closing, shall be considered a “liability” for purposes of any distribution limitation imposed under the organizational laws applicable to Seller , its members and/or its respective partners, members and shareholders and such acknowledgement shall survive the Closing and the recordation of the grant deed as provided herein, and shall not be deemed merged into the grant deed or other documents and instruments delivered at the Closing.  If all of the conditions listed in Section 7.2 have not been satisfied or waived, Buyer may elect to terminate this Agreement and receive the Deposit, together with any interest thereon pursuant to this Agreement, and this Agreement shall be null and void without further recourse to either party hereto.  Buyer specifically waives the right to file any lis pendens or any lien against the Property unless and until it has irrevocably elected to seek specific performance of this contract and has filed an action seeking such remedy.  Notwithstanding the foregoing, the provisions of this Section 11.1 shall not limit, and Buyer shall have the right to bring a separate action with respect to the provisions of Section 10 and Section 12.13.

11.2                           BUYER DEFAULT.  IF ALL OF THE CONDITIONS TO CLOSING CONTAINED IN SECTION 7.2 HAVE BEEN SATISFIED AND BUYER DEFAULTS IN ITS OBLIGATION TO CLOSE HEREUNDER, AND SELLER IS NOT OTHERWISE IN DEFAULT HEREUNDER, SELLER SHALL BE ENTITLED TO RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES AS ITS SOLE REMEDY HEREUNDER, IN LIEU OF ALL OTHER REMEDIES AVAILABLE TO SELLER AT LAW OR IN EQUITY FOR SUCH DEFAULT.  SELLER AND BUYER AGREE THAT THE DAMAGES RESULTING TO SELLER AS A RESULT OF SUCH DEFAULT BY BUYER AS OF THE DATE OF THIS AGREEMENT ARE DIFFICULT OR IMPOSSIBLE TO ASCERTAIN AND THE LIQUIDATED DAMAGES SET FORTH IN THE PRECEDING SENTENCE CONSTITUTE BUYER’S AND SELLER’S REASONABLE ESTIMATE OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 11.2 SHALL NOT LIQUIDATE, AND SELLER SHALL HAVE THE RIGHT TO BRING A SEPARATE ACTION WITH RESPECT TO, THE PROVISIONS OF SECTION 5.4, ARTICLE 10 AND SECTION 12.13.  BY INITIALING BELOW, BUYER AND SELLER AGREE TO THE PROVISIONS OF THIS SECTION 11.2.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL OR PUNITIVE DAMAGES BASED UPON ANY BREACH OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, BREACHES OF REPRESENTATIONS OR WARRANTIES.

/MBC/	/BK/
Buyer’s Initials	Seller’s Initials

ARTICLE 12

Miscellaneous

12.1                           Assignment.  Buyer may not assign any of Buyer’s rights or duties hereunder without the prior written consent of Seller, which consent may be withheld by Seller in its sole and absolute discretion.  Notwithstanding the previous sentence, Buyer shall have the right, upon written notice to Seller delivered no later than ten (10) days prior to the Closing with reasonable written substantiation, to assign Buyer’s rights hereunder, without the need for obtaining Seller’s consent, to an entity that controls, is controlled by, or shares common control with Buyer, for purposes of taking title to the Property at Closing; provided, however, in the event of an assignment pursuant to the foregoing, the named Buyer herein shall remain jointly and severally liable with any assignee(s) for all obligations of Buyer under this Agreement.  The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

12.2                           Notices.  Any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given (i) when delivered or refused by hand during regular business hours, (ii) three (3) days after being sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested and first class mail, postage prepaid, (iii) the next business day if sent by a reputable national overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, or (iv) when sent if sent by facsimile during business hours (if such facsimile is confirmed and the notice is subsequently sent by one of the other methods in this Section 12.2 no later than one (1) Business Day thereafter), addressed to Seller or Buyer, as the case may be, at the address or addresses or facsimile number set forth below or such other addresses as the parties may designate in a notice similarly sent.  Any notice given by a party to Escrow Agent shall be simultaneously given to the other party.  Any notice given by a party to the other party relating to its entitlement to the Deposit shall be simultaneously given to the Escrow Agent.  Notices to Seller, Buyer and/or Escrow Agent shall be delivered as follows:

(a)                                  If to Seller:

c/o The Kor Group

1212 S. Flower St., Suite 100

Los Angeles, CA 90015

Attn:  Mr. Jeff Smith

Phone:  (323) 930-3722

Fax:  (323) 930-3701

with copies to:

Iaffaldano, Shaw & Young, LLP

888 S. Figueroa St., Suite 2170

Los Angeles, CA 90017

Attn:  Jason R. Morgan, Esq.

Phone:  (213) 455-3357

Facsimile: (213) 674-4389

Lubert-Adler Management West, Inc.

1401 Ocean Avenue, Suite 350

Santa Monica, CA 90401

Attention: Mrs. Doris Liang McDowall

Phone: (310) 496-4145

Facsimile: (310) 496-4131

(b)                                 If to Buyer:

Joe’s Jeans, Inc.

5901 S. Eastern Avenue

Commerce, CA 90040

Attention: Mr. Marc Crossman, President/CEO

Facsimile: (323) 837-3791

with copies to:

Freeman, Freeman & Smiley LLP

3415 S. Sepulveda Blvd., Suite 1200

Los Angeles, California 90034

Attention: Bruce M. Smiley, Esq.

Facsimile: (310) 391-4042

(c)                                  If to the Escrow Agent:

Chicago Title Insurance Company

Attn: Mike Slinger & Patricia Schlageck

700 S. Flower Street, Suite 800

Los Angeles, CA 90017

Phone: (213) 612-4131

Facsimile: (213) 612-4133

12.3                           Interpretation.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

12.4                           Captions.  The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

12.5                           No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

12.6                           Amendments.  This Agreement may be amended only by a written instrument executed by Seller and Buyer.

12.7                           Integration.  This Agreement (including the schedules and exhibits) embodies the entire agreement between Seller and Buyer with respect to the transactions contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between Seller and Buyer with regard thereto other than those set forth or provided for in this Agreement.

12.8                           Choice of Law.  This Agreement shall be construed under and in accordance with the laws of the State where the Property is located.

12.9                           Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

12.10                     Business Day.  If any date hereunder (including the Closing Date) falls on a Saturday, Sunday or a date when banks are closed for business in the State in which the Property is located, the date applicable shall be the next business day.

12.11                     Time of the Essence.  Time is of the essence of this Agreement.

12.12                     Submission not an Offer or Option.  The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Buyer or Seller does not constitute an offer by Seller or Buyer to enter into an agreement to sell or purchase the Property, and neither party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to the Buyer and Seller in their sole discretion is executed and delivered by both Seller and Buyer.

12.13                     Attorneys’ Fees.  If any action of proceeding is brought by either party to enforce or interpret the provisions of this Agreement, the prevailing party in such action or proceeding shall have its reasonable attorneys’ fees, court costs and fees of experts paid by the other party.

12.14                     Tax Deferred Exchange.  Buyer and Seller hereby agree to cooperate with each other and shall execute any and all documents necessary, in the form reasonably approved by the both parties, which shall assign all of such party’s right, title and interest in and to this Agreement to an intermediary, which intermediary shall complete the sale/purchase of the Property, in order to accommodate a tax-deferred exchange for such party pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended so long as same does not adversely affect the other party and provided, however neither party shall incur additional costs, expenses or liabilities in assisting the party with the tax-deferred exchange other than for review of the exchange documents, such exchange shall not delay the Closing, nor shall either party be required to take title to other property.

ARTICLE 13

Escrow Provisions

13.1                           Escrow Deposits.  Portions of the Deposit and any other sums (including, without limitation, any interest earned thereon) that the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)                                  The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to both Buyer and Seller, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

(b)                                 If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.

(c)                                  If for any reason the Closing does not occur, the Escrow Agent shall deliver the Escrow Deposits to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Section 13.1(c).  If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand.  If the Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment.  If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court of competent jurisdiction.

(d)                                 The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties.  Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all losses, costs, claims, damages and expenses (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

(e)                                  Buyer shall pay any income taxes on any interest earned on the Escrow Deposits, it being agreed that the interest earned on the Deposit shall be Buyer’s sole property and may, at Buyer’s sole option, be applied to the Purchase Price hereunder at Closing.  Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is 11-2928178.

(f)                                    The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits in escrow, and shall disburse the Escrow Deposits pursuant to the provisions of this Article 13.

13.2                           Designee.  In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (a) that the Escrow Agent (the “Designee”) is hereby designated as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the “IRS”) on IRS Form 1099-S; (b) to provide the Designee with the information necessary to complete Form 1099-S; (c) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (d) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee.  The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

13.3                           Survival.  The provisions of this Article 13 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

SELLER:

405 MATEO REAL ESTATE, LLC, a Delaware limited liability company

By:	405 Mateo Real Estate Holding Company, LLC, a Delaware limited liability company, Sole Member

	By:	KOR/KSI IV, LLC, a Delaware limited liability company, Managing Member

		By:	/s/ Bradford Korzen
		Name:	Bradford Korzen
		Its:	Member/Manager

BUYER:

JOE’S JEANS, INC., a Delaware corporation

By:	/s/ Marc Crossman
Name: Marc Crossman
Title: President and CEO

ACCEPTANCE BY ESCROW HOLDER:

Chicago Title hereby acknowledges that it has received a fully executed counterpart of the foregoing Agreement and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

Dated:	1/21/10	Chicago Title Insurance Company

		By:	/s/ Patricia Schlageck
		Its:	AVP, Sr. Commercial Escrow Officer

EXHIBIT A

Description of Real Property

PARCEL 1:

LOTS 233 AND 234 OF MILLS AND WICKS EXTENSION OF SECOND STREET AND ADJOINING SUBDIVISIONS, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 13 PAGES 87 AND 88 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

LOTS 229, 230, 231 AND 232 OF MILLS AND WICKS EXTENSION OF SECOND STREET AND ADJOINING SUBDIVISIONS, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 13 PAGES 87 AND 88 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 3:

LOT “A” OF TRACT NO. 2401, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 23 PAGE 43 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

“FOR INFORMATIONAL PURPOSES ONLY”

THE ABOVE PROPERTY IS ALSO DESCRIBED AS FOLLOWS:

LOTS 229, 230, 231, 232, 233, AND 234 OF MILLS’ AND WICK’S EXTENSION OF SECOND STREET AND ADJOINING SUBDIVISIONS, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 13, PAGES 87 AND 88 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH LOT “A” OF TRACT NO. 2401, IN SAID CITY, AS PER MAP RECORDED IN BOOK 23, PAGE 43 OF MAPS, IN SAID OFFICE OF THE COUNTY RECORDER, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID LOT “A”, SAID CORNER BEING THE INTERSECTION OF THE SOUTHERLY RIGHT OF WAY LINE OF FOURTH STREET, 40 FOOT HALF WIDTH, AND THE WESTERLY LINE OF MATEO STREET, 30 FOOT HALF WIDTH; THENCE SOUTH 35° 47’ 45” WEST, ALONG THE WESTERLY LINE OF SAID MATEO STREET, A DISTANCE OF 208.76 FEET, TO THE SOUTHEAST CORNER OF SAID LOT “A”; THENCE NORTH 27° 35’ 07” WEST, ALONG THE SOUTHERLY LINE OF SAID LOT “A”, A DISTANCE OF 26.88 FEET; THENCE CONTINUING ALONG SAID SOUTHERLY LINE NORTH 26° 54’ 32” WEST, A DISTANCE OF 91.50 FEET, TO THE SOUTHWEST CORNER OF SAID LOT “A”, SAID POINT ALSO BEING THE SOUTHERLY CORNER OF SAID LOT 234; THENCE NORTH 40° 07’ 18” WEST, ALONG THE SOUTHERLY LINE OF SAID LOTS 234 AND 233, A DISTANCE OF 82.15 FEET TO THE SOUTHWEST CORNER OF SAID LOT 233; THENCE SOUTH 89° 57’ 52” WEST, ALONG THE SOUTHERLY LINE OF SAID LOTS 232, 231, AND 230, A DISTANCE OF 108.33 FEET, TO THE SOUTHWESTERLY CORNER OF SAID LOT 230, ALSO BEING THE EASTERLY LINE OF MOLINO STREET, 30 FOOT HALF WIDTH; THENCE NORTH 08° 13’ 50” WEST, ALONG THE EASTERLY LINE OF SAID MOLINO STREET AND THE SOUTHWESTERLY LINES OF SAID LOTS 230 AND 229, A DISTANCE OF 103.90 FEET, TO THE WESTERLY CORNER OF SAID LOT 229; THENCE NORTH 35° 44’ 39” EAST, ALONG THE NORTHWESTERLY LINE OF SAID LOT 229, A DISTANCE OF 123.65 FEET, TO THE NORTHWESTERLY CORNER OF SAID LOT 229, ALSO SAID CORNER BEING THE SOUTHERLY RIGHT OF WAY LINE OF SAID FOURTH STREET; THENCE SOUTH 54° 10’ 30” EAST, ALONG THE SOUTHERLY RIGHT OF WAY LINE OF SAID FOURTH STREET, A DISTANCE OF 345.18 FEET TO THE POINT OF BEGINNING.

END OF LEGAL DESCRIPTION

EXHIBIT B

Description of Leases and Material Agreements

1.               That certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease — Gross dated February 4, 2008 by and between Seller and CW Productions Ltd., a California corporation (as sublet to Italian Fabrics, Inc., a California corporation pursuant to that certain Standard Sublease dated October 5, 2009).

EXHIBIT C

Description of Intangible Property

EXHIBIT D

Title Commitment

EXHIBIT E

Form of Deed

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Attention:

MAIL TAX STATEMENTS TO:

GRANT DEED

Assessor’s Parcel Number:

In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of the transfer tax that is due by a separate statement that is not being recorded with this Grant Deed.

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, 405 Mateo Real Estate, LLC, a Delaware limited liability company (“Grantor”), hereby grants to                                   , a                                (“Grantee”), that certain real property in the City of Los Angeles, County of Los Angeles, State of California described in Exhibit A attached hereto and incorporated herein, together with all buildings and improvements located thereon (the “Property”).

Dated: ________ ___ , 2010

405 MATEO REAL ESTATE, LLC, a Delaware limited liability company

By:

By:
,

MAIL TAX STATEMENTS AS SET FORTH ABOVE

ALL PURPOSE ACKNOWLEDGMENT

STATE OF CALIFORNIA	}
COUNTY OF	}

On                                              before me, (here insert name and title of the officer), personally appeared                                      who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(NOTARY SEAL)

ATTENTION NOTARY:	Although the information requested below is OPTIONAL, it could prevent fraudulent attachment of this certificate to another document.

THIS CERTIFICATE MUST BE ATTACHED TO Title of Document Type

THE DOCUMENT DESCRIBED AT RIGHT.  Number of Pages           Date of Document                           Signer(s) Other Than Named Above                                   .

EXHIBIT F

Form of Bill of Sale and General Assignment

This Bill of Sale and General Assignment (this “Assignment”), is made as of                      , 2010, by and between 405 Mateo Real Estate, LLC, a Delaware limited liability company (“Seller”) and                                     , a                                                       (“Buyer”).

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of                      , 2010, by and between Seller and Buyer (as the same may be amended or modified, the “Agreement”), Seller agreed to sell to Buyer, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Agreement (collectively, the “Real Property”).  Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement; and

WHEREAS, by deed of even date herewith, Seller conveyed the Real Property to Buyer; and

WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Buyer certain items of tangible and intangible personal property as hereinafter described.

NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to Buyer, its legal representatives, successors and assigns, and Buyer hereby accepts all right, title and interest in and to

(a)                                 all tangible personal property owned by Seller that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property including, without limitation, the property listed on Schedule 1, and all books, records and files of Seller relating to the Real Property, (collectively, the “Personal Property”);

(b)                                 all of Seller’s right, title and interest in and to all leases, licenses, occupancy or related agreements or tenancies affecting the Property (collectively, the “Leases”); and

(c)                                  Seller’s interest in and to any contracts, licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property, if and only to the extent the same may be assigned or quitclaimed by Seller and only to the extent that the same are in effect as of the Closing Date (the “Intangible Property”).

Seller makes no covenant, warranty or representation with respect to the Personal Property, the Leases or the Intangible Property except as expressly set forth in and limited by the Agreement.

Buyer hereby accepts the Personal Property, the Leases and the Intangible Property and agrees to assume all liabilities and obligations related to the Personal Property, the Leases and the Intangible Property arising or accruing from and after the date hereof.  Notwithstanding anything to the contrary contained herein, Seller shall remain responsible for all liabilities related to the Personal Property, the Leases and the Intangible Property arising or accruing prior to the Closing Date; provided, however, that Seller shall also retain the benefit of any warranties or indemnities contained in any of the Intangible Property and Leases for events giving rise to liability prior to the Closing Date for which Seller would continue to be responsible.

This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first set forth above.

Seller:

405 MATEO REAL ESTATE, LLC, a Delaware limited liability company

By:	, a Delaware limited liability company, its

By:
,

Buyer:

, a

By:
Name:
Title:

EXHIBIT G

Form of FIRPTA Affidavit

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by 405 MATEO REAL ESTATE, LLC, a Delaware limited liability company (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.                                      Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

2.                                      Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii); and

3.                                      Seller’s U.S. employer taxpayer identification number is 20-5945243; and

4.                                      Seller’s office address is c/o The Kor Group, 1212 Flower Street, Suite 100, Los Angeles, CA 90015.

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

The undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of Seller.

Dated:                               , 2010.

405 MATEO REAL ESTATE, LLC, a Delaware limited liability company

By:	, a Delaware limited liability company, its

By:
,

ALL PURPOSE ACKNOWLEDGMENT

STATE OF CALIFORNIA	}
COUNTY OF	}

On                                              before me, (here insert name and title of the officer), personally appeared                             who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
(NOTARY SEAL)

ATTENTION NOTARY:	Although the information requested below is OPTIONAL, it could prevent fraudulent attachment of this certificate to another document.

THIS CERTIFICATE MUST BE ATTACHED TO Title of Document Type

THE DOCUMENT DESCRIBED AT RIGHT.  Number of Pages           Date of Document                                             Signer(s) Other Than Named Above                                                                   .

EXHIBIT H

Form of Seller’s Certification

Reference is made to that certain Purchase and Sale Agreement (the “Agreement”) dated as of                       , 2010, by and between 405 Mateo Real Estate, LLC, a Delaware limited liability company (“Seller”) and                                     , a                                                 (“Buyer”).

Pursuant to Section 8.2(d) of the Agreement, Seller hereby certifies that Seller’s representations and warranties set forth in Section 4.1 remain true, accurate and complete in all material respects as of the date of this certificate.

Dated:                            , 2010.

405 MATEO REAL ESTATE, LLC, a Delaware limited liability company

By:	, a Delaware limited liability company, its

By:
Name:
Title:

EXHIBIT I

FORM OF TITLE AFFIDAVIT

OWNER’S DECLARATION

The undersigned hereby declares as follows:

*1.                               *[Fill in the applicable paragraph and strike the others.]

*A.                             That Declarant is the owner or lessee, as the case may be, of certain premises (“Owner”) located at                                                           , in County, State of                                     , further described as follows:  See Preliminary Report/Commitment No.                for  full legal description (“the Land”).

*B.                             That Declarant is the                                                           of                                         , a corporation, which is the owner or lessee, as the case may be, of certain premises (“Owner”) located at                                                      in County, State of                           , further described as follows:  See Preliminary Report/Commitment No.           for full legal description (“the Land”).

*C.                             That Declarant is the                                    of                                   , a partnership, which is the owner or lessee, as the case may be, of certain premises (“Owner”) located at                                                         , in                       County, State of                     , further described as follows:  See Preliminary Report/Commitment No.                for full legal description.

*D.                             The Declarant is the                                                   of                                        , which is the managing member of                                   , a                     limited liability company, which is the owner or lessee, as the case may be, of certain premises (“Owner”) located at                                                                   in                     County, State of                            , further described as follows:  See Preliminary Report/Commitment No.                 for full legal description (“the Land”).

**2.                        **[Fill in the applicable paragraph and strike the other.]

**A.                      That during the period of six months immediately preceding the date of this declaration no work has been done, no surveys or architectural or engineering plans have been prepared, and no materials have been furnished in connection with the erection, equipment, repair, protection or removal of any building or other structure on the Land or in connection with the improvement of the Land in any manner whatsoever.

B.                                    That during the period of six months immediately preceding the date of this declaration certain work has been done and materials furnished in connection with

[STATE GENERAL NATURE OF THE WORK]

upon the Land in the approximate total sum of $                               , but that no work whatever remains to be done and that no materials remain to be furnished to complete the construction in full compliance with the plans and specifications, nor are there any unpaid bills incurred for labor and materials used in making such improvements or repairs upon the Land, or for the services of architects, surveyors or engineers, except as follows:                  .

Owner, by the undersigned Declarant, agrees to indemnify and hold harmless Chicago Title Insurance Company against any and all claims arising therefrom.

3.                                      That Owner has not previously conveyed the Land; is not a debtor in bankruptcy (and if a partnership, the general partner thereof is not a debtor in bankruptcy); and has not received notice of any pending court action affecting the title to the Land.

4.                                      That except as shown in the above-referenced Preliminary Report/Commitment, there are no unpaid or unsatisfied security deeds, mortgages, deeds of trust, Uniform Commercial Code financing statements, claims of lien, special assessments for sewage or street improvements, or taxes that constitute a lien against the Land or that affect the Land but have not been recorded in the public records.

5.                                      That the Land is currently in use as                                                               ; that occupy/occupies the Land; and that the following are all of the leases or other occupancy rights affecting the land:

.

[Please provide a current rent roll to Chicago Title Insurance Company.]

6.                                      That there are no other persons or entities that assert an ownership interest in the Land, nor are there unrecorded easements, claims of easement, or boundary disputes that affect the Land.

7.                                      That there are no outstanding options to purchase or rights of first refusal affecting the Land.

8.                                      That, if the Land is improved with one or more health care facilities, there are no unpaid amounts of public funds advanced under any act set forth below or any state statute enacted pursuant to any of said acts:

The Hill-Burton Act (42 USC 291, et seq.); the Health Research Facilities Act of 1956 (42 USC 292, et seq.); the Health Professions Educational Assistance Act of 1963 (42 USC 293, et seq.); the Nurse Training Act of 1964 (42 USC 296 et seq.); the National Health Planning and Resources Development Act of 1974 (42 USC 300k, et seq.); the Special Health Revenue Sharing Act of 1975 (42 USC 2689 et seq.); the Developmentally Disabled Assistance and Bill of Rights Act (42 USC 6002 et seq.); the Higher Education Facilities Act (20 USC 701 et seq.); the Community Health Centers Act (42 USC 2693 et seq.); the Architectural Barriers Act of 1968 (20 USC 1132d-11 et seq.).

9.                                      That this declaration is made with the intention that Chicago Title Insurance Company (“the Company”) and its policy issuing agents will rely upon it in issuing their title insurance policies and endorsements.  Owner, by the undersigned Declarant, agrees to indemnify the Company against loss or damage (including attorneys’ fees, expenses, and costs) incurred by the Company as a result of any untrue statement made herein.

I declare under penalty of perjury that the foregoing is true and correct.

Dated this            day of                    , 2010.

405 Mateo Real Estate, LLC

A Delaware limited liability company

By:	405 Mateo Real Estate Holding Company, LLC
A Delaware limited liability company,
Sole Member

	By:	KOR/KSI IV, LLC
A Delaware limited liability company
Managing Member

By:

Name:

Its:

SUBSCRIBED AND SWORN TO (or affirmed) before me on this              day of                            ,                    by                                              proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

Notary Signature:

(Notary Seal)

*                                         Fill in the applicable paragraph and strike the others.

**                                  Fill in the applicable paragraph and strike the other.

EXHIBIT J

FORM OF BUYER CERTIFICATION

Reference is made to that certain Purchase and Sale Agreement (the “Agreement”) dated as of                       , 2010, by and between 405 Mateo Real Estate, LLC, a Delaware limited liability company (“Seller”) and                                     , a                                                   (“Buyer”).

Pursuant to Section 8.3(e) of the Agreement, Buyer hereby certifies that Buyer’s representations and warranties set forth in Section 4.3 remain true, accurate and complete in all material respects as of the date of this certificate.

Dated:                             , 2010.

, a

By:
Name:
Title:

EXHIBIT K

LIST OF APPARATUS, EQUIPMENT, APPLIANCE & INVENTORY

EXHIBIT L

LIST OF PERSONAL PROPERTY

EXHIBIT M

LIST OF INTANGIBLE PROPERTY

EXHIBIT N

ESCROW AGENT WIRE INSTRUCTIONS

CHICAGO TITLE COMPANY

700 S. FLOWER ST., SUITE 800

LOS ANGELES, CA 90017

Phone (213) 488-4358 / Fax: (213) 612-4138

WIRING INSTRUCTIONS

BANK OF AMERICA

1850 GATEWAY BLVD.

CONCORD, CA 94520

ABA/Routing No:	XXXXX

Credit/Acct Name:	CHICAGO TITLE COMPANY

Account Number:	XXXXX

Reference:	XXXXX

Phone Advice to:	Patricia M. Schlageck

Please Reference: ESCROW NUMBER AND ESCROW OFFICER

EXHIBIT O

LIST OF TAX PROCEEDINGS, PROTESTS & ASSESSMENTS

SCHEDULE 1

ACTIONS, SUITS OR PROCEEDINGS

1.             Superior Court Case No. 9HY06292.  The Property was cited by the City for violation of Subsection D of Section 57.01.35 of the Los Angeles Municipal Code (as it relates to fire life safety items at the Property).  The violation was referred to the City Attorney by the Los Angeles Fire Department.  The City Attorney filed a criminal complaint against the Seller and certain individuals on or about September 23, 2009, despite the fact that all violations had been remediated.   As soon as Seller learned of the complaint, Seller hired counsel for the Property and all defendants.  Counsel for the Seller appeared at an arraignment in November and advised the City Attorney that all violations were remediated before the complaint was filed.  The City Attorney is presently confirming those representations with the Fire Department.  Seller expects that the matter will be favorably resolved.   Seller shall pay all costs and fees associated with curing the violation and causing the complaint to be dismissed.